Exhibit (g)(1)(A)

Execution Copy

John Hancock Exchange-Traded Fund Trust

601 Congress Street

Boston, MA 02110

August 24, 2015

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention: Stephanie Caron, Managing Director

Re:	John Hancock Exchange-Traded Fund Trust

Ladies and Gentlemen:

Please be advised that John Hancock Exchange-Traded Fund Trust (the “Fund”) has been organized as a Massachusetts business trust and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those series of shares identified opposite its name on Exhibit A hereto (the “ETF Portfolios”).

In accordance with Sections 22.5 and 22.6, the additional funds provision and the additional portfolios provision of the Master Custodian Agreement dated as of September 10, 2008 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Custodian Agreement”), the Fund hereby requests that you act as Custodian for it and the ETF Portfolios under the terms of the Custodian Agreement. In connection with such request, each party hereby confirms, as of the date hereof, its representations and warranties set forth in Section 22.7.1 of the Agreement. Capitalized terms used herein without definition shall have the meanings given to them in the Custodian Agreement.

We acknowledge that the Fund will issue and redeem shares of each ETF Portfolio only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the then-currently effective prospectus and statement of additional information of the Fund related to its ETF Portfolio(s) (collectively, the “Prospectus”).

You and we acknowledge and agree that the Custodian Agreement shall be modified as follows:

1.          References in the Custodian Agreement, as modified hereby, to a “Portfolio” or “Portfolios” shall mean an ETF Portfolio or the ETF Portfolios.

2.          The following new Sections 2.14 and 2.15 shall be added to the Custodian Agreement, solely in relation to the ETF Portfolios, as follows:

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“2.14         Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the investment adviser or subadviser for the Portfolios, the Custodian shall determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Portfolio’s policies and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the Cash Component, and (iii) the amount of cash redemption payments (all as defined or described in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Portfolio on such date. The Custodian shall provide or cause to be provided this information to the Portfolios’ distributor and other persons according to the policy established by the Board and/or instructions from an officer of the Fund or the Fund’s investment adviser and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NYSE.

2.15.         Allocation of Deposit Security Shortfalls. Each Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

3.            The terms of Section 8 of the Custodian Agreement shall be amended and replaced in its entirety, solely in relation to the ETF Portfolios, as follows:

“Section 8.          Payments for Sales or Repurchases or Redemptions of Shares

(a)          The Custodian shall receive from the distributor of the Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Portfolio such payments, representing cash or securities, as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

(b)          From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser or subadviser of the Fund in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.”

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4.            The terms of Section 12 of the Custodian Agreement shall be amended and replaced in its entirety, solely in relation to the ETF Portfolios, as follows:

“Section 12.         Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. The Custodian shall transmit the net asset value per share of each Portfolio to the Transfer Agent, the Distributor, the NYSE and such other entities as directed in writing by the Fund. If and as so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. The Custodian shall on each day a Portfolio is open for the purchase or redemption of Shares of such Portfolio compute the number of Shares of each Deposit Security (as defined in the Prospectus) to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities (as defined in the Prospectus) and shall transmit such information to the NSCC.

5.            The terms of Section 17 of the Custodian Agreement shall be amended, solely in relation to the ETF Portfolios, by adding the following sentence at the end of the last paragraph of such section: “In no event shall the Fund or any Portfolio be liable for indirect, special or consequential damages.”

6.            The terms of Section 18 of the Custodian Agreement shall be amended and replaced in its entirety, solely in relation to the ETF Portfolios, as follows:

Section 18.1         Term. This Agreement shall remain in full force and effect for an initial term ending five (5) years from the date hereof. After the expiration of the Initial Term, this Agreement may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing.

Section 18.2         Termination. During the Initial Term and thereafter, either party may terminate this Agreement as to the Fund or a Portfolio: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

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Section 18.3         Payments Owing to the Custodian. Upon termination of this Agreement pursuant to Section 18.1 or 18.2 with respect to any Fund or Portfolio, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges previously incurred. During the Initial Term, in the event of: (a) any Fund's termination of this Agreement with respect to such Fund or a Portfolio of the Fund for any reason other than as set forth in Section 18.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund or Portfolio (or its respective successor), the Fund shall pay to the Custodian any compensation due through the end of the Initial Term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund or Portfolio) and shall reimburse the Custodian for its other fees, expenses and charges previously incurred. Upon receipt of such payment and reimbursement, the Custodian will promptly deliver the Fund’s or Portfolio’s cash and its securities and other financial assets as set forth in Section 19.

Section 18.4         Exclusions. No payment will be required pursuant to clause (b) of Section 18.3 in the event of any transaction consisting of (a) the liquidation or dissolution of the Fund or a Portfolio and distribution of the Fund’s or Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the continuation of the Fund or Portfolio is not in the best interest of the Fund or Portfolio, (b) a merger of the Fund or a Portfolio into, or the consolidation of the Fund or a Portfolio with, another organization or series, or (c) the sale by the Fund or a Portfolio of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Custodian is retained to continue providing services to the Fund or Portfolio (or its respective successor) on substantially the same terms as this Agreement.

Section 18.5         Effect of Termination. Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Sections 4.11, 16 and 17 of this Agreement shall survive termination of this Agreement.

For the avoidance of doubt, by the execution of this letter, you and the Fund agree that the Fund shall become a party to the Custodian Agreement and that the terms and conditions of the Custodian Agreement, as modified by this letter with regard to the Fund and the ETF Portfolios, shall apply to the Fund and the ETF Portfolios and solely to the Fund and the ETF Portfolios.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below. The attached Appendix A is marked to reflect the addition of the Fund as a party and of the Portfolios as Portfolios.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Sincerely,

John Hancock Exchange-traded Fund trust, (on behalf of each of the Portfolios identified on Exhibit A Hereto)

By:	/s/ Charles A. Rizzo
Name: Charles A. Rizzo
Title: CFO, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

Effective Date: August 24, 2015

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Exhibit A

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Mid Cap ETF
John Hancock Multifactor Consumer Discretionary ETF
John Hancock Multifactor Financials ETF
John Hancock Multifactor Healthcare ETF
John Hancock Multifactor Technology ETF

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Appendix A

Appendix A

To the

MASTER CUSTODIAN AGREEMENT

Dated September 10, 2008

Between

John Hancock Funds and

State Street Bank and Trust Company

Amended As of: August 24, 2015

Trusts and Funds of John Hancock Funds:	Adviser: John Hancock Advisers, LLC. Subadvisor for Fund:
OPEN-END FUNDS:
JOHN HANCOCK BOND TRUST
John Hancock Focused High Yield Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Global Rates Long/Short Fund	Ignis Investment Services Limited
John Hancock Global Short Duration Credit Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Government Income Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Investment Grade Bond Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund	Pzena Investment Management, LLC
John Hancock U.S. Global Leaders Growth Fund	Sustainable Growth Advisers, LP
JOHN HANCOCK COLLATERAL TRUST
John Hancock Collateral Trust	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK FUNDS III
John Hancock Core High Yield Fund	John Hancock Asset Management a division of Manulife Asset Management (North America) Limited
John Hancock Disciplined Value Fund	Robeco Investment Management, Inc.
John Hancock Disciplined Value Mid Cap Fund	Robeco Investment Management, Inc.
John Hancock Global Shareholder Yield Fund	Epoch Investment Partners, Inc.

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Trusts and Funds of John Hancock Funds:	Adviser: John Hancock Advisers, LLC. Subadvisor for Fund:
John Hancock International Core Fund	Grantham, Mayo, Van Otterloo & Co. LLC
John Hancock International Growth Fund	Grantham, Mayo, Van Otterloo & Co. LLC
John Hancock International Value Equity Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Select Growth Fund	Baillie Gifford Overseas Ltd.
John Hancock Small Company Fund	Fiduciary Management Associates, LLC
John Hancock Strategic Growth Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Disciplined Value International Fund	Robeco Investment Management, Inc.
John Hancock Enduring Equity Fund	Wellington Management Company, LLC
John Hancock Global Real Estate Fund	Standard Life Investments (Corporate Funds) Limited
John Hancock Large Cap Equity Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Seaport Fund	Wellington Management Company, LLC
John Hancock Small Cap Core Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Value Equity Fund	Barrow, Hanley, Mewhinney & Strauss
JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Regional Bank Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Small Cap Equity Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Tax-Free Bond Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC

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Trusts and Funds of John Hancock Funds:	Adviser: John Hancock Advisers, LLC. Subadvisor for Fund:
JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
JOHN HANCOCK EXCHANGE-TRADED FUND TRUST
John Hancock Multifactor Large Cap ETF	Dimensional Fund Advisors LP
John Hancock Multifactor Mid Cap ETF	Dimensional Fund Advisors LP
John Hancock Multifactor Consumer Discretionary ETF	Dimensional Fund Advisors LP
John Hancock Multifactor Financials ETF	Dimensional Fund Advisors LP
John Hancock Multifactor Healthcare ETF	Dimensional Fund Advisors LP
John Hancock Multifactor Technology ETF	Dimensional Fund Advisors LP
JOHN HANCOCK CLOSED END FUNDS:
John Hancock Financial Opportunities Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Hedged Equity & Income Fund	Wellington Management Company. LLC
John Hancock Income Securities Trust	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Investors Trust	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Preferred Income Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Preferred Income Fund II	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Preferred Income Fund III	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Premium Dividend Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC
John Hancock Tax-Advantaged Dividend Income Fund	John Hancock Asset Management a division of Manulife Asset Management (US) LLC & Analytic Investors, LLC
John Hancock Tax-Advantaged Global Shareholder Yield Fund	Analytic Investors, LLC & Epoch Investment Partners, Inc.

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